Exhibit 10.13

                                    AGREEMENT

         This AGREEMENT ("Agreement"), dated as of October 11, 2002 is by and between each of the Shareholders listed on Exhibit A hereto (collectively, the "Shareholders" and individually, a "Shareholder") and DWC Installations, Inc., a Nevada corporation (the "Company"). The Shareholders and the Company are sometimes hereinafter collectively referred to as the "Parties."

                               W I T N E S S E T H

         WHEREAS, each of the Shareholders owns that certain number of shares of common stock (the "Shares") of DWC Installations, Inc., a Nevada corporation (the "Company") pursuant to the Stock Purchase Agreement dated October 11, 2002. In the aggregate, such shares amount to 1,118,500 shares.

         WHEREAS, each of the Shareholders acting individually and not in concert has agreed to offer his, her or its Shares for sale to unrelated third parties, either in reliance upon an exemption from registration pursuant to
Section 4(1) of the Securities Act of 1933 or in connection with a registered offering of securities by the Company.

         WHEREAS, each of the Shareholders is not an officer, director or otherwise affiliated with the Company.

         WHEREAS, each of the Shareholders warrants that his, her or its Shares are freely tradable in the open market without restriction.

         WHEREAS, each of the Shareholders has agreed to loan a portion of the proceeds received from the sale of its Shares to Two Dog Net, Inc. (a related party) who in turn will loan proceeds to the Company's parent company, to be used to finance the ongoing operations of the Company.

         WHEREAS, the Company has agreed to issue each of the Shareholders or their designees four restricted shares of its common stock for every one freely tradable share, a 4:1 ratio allocated accordingly to the current position each Shareholder holds. In the aggregate, such freely tradable shares amount to 1,118,500 and therefore the Company will issue 4,474,000 of its common shares to the Shareholders and their designees listed on Exhibit B. The Shareholders will receive their shares from the Company in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

         NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:


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                                A G R E E M E N T

         1.       AGREEMENT TO ISSUE SHARES

                  1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance of the Shares to Shareholders. The Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended Articles of Incorporation of the Company.

                  1.2 Issuance of Shares. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue to each Shareholder, severally and not jointly, and each Shareholder agrees to acquire from the Company, severally and not jointly, the number of Shares set forth opposite such Shareholder's name on Exhibit A.

         2.       CLOSING, DELIVERY AND PAYMENT.

                  2.1 Closing. The closing of the issuance of the Shares under this Agreement (the "Closing") shall take place at 1:00 p.m. on October 11, 2002, at the offices of the Company located at 2401 Crow Canyon Road, Suite 201, San Ramon, California 94583 or at such other time or place as the Company and a majority in interest of the Shareholders may mutually agree (such date is hereinafter referred to as the "Closing Date").

                  2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Shareholder a certificate representing the number of Shares to be acquired at the Closing by such Shareholder.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

                  3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue the Shares and to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

                  3.2 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, will consist of Seventy Five Million (75,000,000) shares of Common Stock, (par value $.001 per share), Two Million Two Hundred Eighty Seven Thousand Seven Hundred Fifty Five (2,287,755) shares of which are issued and outstanding and Ten Million (10,000,000) shares of Preferred Stock, (par value $.001 per share), none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Amended Articles of Incorporation. The Series A Preferred Stock is convertible into Common Stock on a one-for-one basis. When issued in compliance with the provisions of this Agreement and the Restated Articles, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Shareholders; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.


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

                  3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance and delivery of the Shares pursuant has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies. The issuance of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  3.4 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent and, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  3.5 Patents and Trademarks. To the best of its knowledge the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.


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

                  3.6 Litigation. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  3.7 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

                  3.8 Full Disclosure. The Company has provided the Shareholders with all information requested by the Shareholders in connection with their decision to acquire the Shares, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or knowingly omits to state a material fact necessary to make the statements herein or therein not misleading.

                  3.9 Compliance with Other Instruments, None Burdensome, etc. The Company is not in violation of any term of its Articles of Incorporation or Bylaws, nor is the Company in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, license, agreement, instrument, judgment or decree to which it is a party or by which it or its assets is bound and, is not in violation of any order, statute, law, rule or regulation applicable to the Company, its assets or its activities, nor has it received any information which would indicate such a violation or default. The execution, delivery and performance of and compliance with this Agreement, including the consummation of the transactions set forth herein will not (a) result in any violation or default in any material respect under the terms of any mortgage, indenture, contract, license, agreement, instrument, judgment or decree to which it is a party or by which it or its assets is bound or (b) be in conflict with or constitute a default under any such term or provision, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term or provision.


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

                  3.10 Private Placement. Subject in part to the truth and accuracy of the Shareholders' representations set forth in this Agreement, the offer and issuance of the Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and neither the Company nor any authorized agent acting on its behalf will knowingly take any action hereafter that would cause the loss of such exemption.

         4.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

                  Each Shareholder hereby represents and warrants, with regard to itself only, to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                  4.1 Requisite Power and Authority. Shareholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Shareholder's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be valid and binding upon Shareholder, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies.

                  4.2 Investment Representations. Shareholder understands that the Shares have not been registered under the Securities Act. Shareholder also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Shareholder's representations contained in the Agreement. Shareholder hereby represents and warrants as follows:

                  1. Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                  2. Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                  3. Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Investor Rights Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.


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

                  4. Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  5. Company Information. Purchaser has received and read the Financial Statements and Business Plan and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  6. Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                  7. Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

                  B. Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.


                                    ARTICLE 2
                  REPRESENTATIONS AND COVENANTS OF SHAREHOLDERS

         2.1 Each of the Shareholders for himself, herself or itself alone hereby represents and warrants that:

                  (a) The Shares owned by such Shareholder have been duly authorized by the appropriate corporate action of the Company and are validly outstanding and issued for lawful and proper consideration.


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

                  (b) The Shares which he, she or it is selling and transferring are free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

                  (c) He, she or it is not now an officer, director or other affiliate of the Company, as that term is defined within the meaning of the federal securities laws.

                  (d) He, she or it has no equitable or beneficial interest in the ownership of or proceeds from sales of the Shares owned by other Shareholders.

                  (e) There are no "stop transfer" or similar instructions on file with the Company's transfer agent concerning the Shares of such Shareholder and, as to such Shareholder, his or its Shares may be freely traded in the over-the-counter markets.

                  (f) He, she or it is acting alone for his, her or its own benefit in connection with the sale of his, her or its Shares under this Agreement.

                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

         3.2 Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

         To Shareholders: At the address set forth below each name on Exhibit A hereto

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given five (5) days after deposit thereof in the United States mail.


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

         3.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party's right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

         3.4 Choice of Law. This Agreement and the rights of each Seller and of each Purchaser hereunder shall be governed by and construed in accordance with the laws of the State of California, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

         3.5 Jurisdiction. Each of the Sellers and the Company submit to the jurisdiction of the Courts of the County of Alameda, State of California or a Federal Court empaneled within the County of Alameda, State of California for the resolution of all legal disputes arising under the terms of this Agreement.

         3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         3.7 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the Parties hereto, including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

         3.8 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the Party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the Party required to withhold such tax shall furnish to the Party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written hereinabove.

DWC INSTALLATIONS, INC.,
a Nevada corporation

/s/  Sholeh Hamedani
-----------------------------------
BY: Sholeh Hamedani
ITS: President


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                                    EXHIBIT A
                                 "SHAREHOLDERS"


Farzin Cigarchi, an Individual

/s/ Farzin Cigarchi
-----------------------------------


Larry Wheeler, an Individual

/s/ Larry Wheeler
-----------------------------------


Reza Mizban, an Individual

/s/ Reza Mizban
-----------------------------------


Lewis Wooler, an Individual

/s/ Lewis Wooler
-----------------------------------


Ronald Jones, an Individual

/s/ Ronald Jones
-----------------------------------


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